Exhibit 10.16

DATED 17 APRIL 2012

THE EROS INTERNATIONAL PLC EMPLOYEE BENEFIT TRUST

MEMERY CRYSTAL LLP

44 Southampton Buildings

London WC2A 1AP

Tel: 020 7242 5905

www.memerycrystal.com

JNW/#2619573_1

	CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1

2.	BASIC TRUST	1

3.	OVERRIDING POWER OF APPOINTMENT	2

4.	ULTIMATE TRUST	3

5.	POWER TO ALTER THE SPECIFIED CLASS	3

6.	GENERAL RESTRICTIONS	3

7.	RELIANCE ON INFORMATION	4

8.	WAIVER OF DIVIDENDS	4

9.	APPORTIONMENT	4

10.	ADMINISTRATION	4

11.	PROPER LAW	4

12.	RIGHTS AND LIABILITIES OF MEMBERS OF THE SPECIFIED CLASS	5

13.	POWER TO AMEND AND RELEASE	6

14.	COMPANY NOT GIVEN FIDUCIARY POWERS	6

15.	CONSULTATION	6

SCHEDULE A DEFINITIONS		7

SCHEDULE B POWERS OF INVESTMENT AND MANAGEMENT		10

SCHEDULE C THE OFFICE OF TRUSTEE RIGHTS AND IMMUNITIES		16

SCHEDULE D INITIAL TRUST FUND		20

TRUST DEED

DATE: 17 April 2012

PARTIES

(1)	EROS INTERNATIONAL PLC (registered in the Isle of Man with company number 007466V) whose registered office is at Fort Anne, Douglas, Isle of Man IM1 5PD (“the Settlor Company”); and

(2)	ARDEL TRUST COMPANY (GUERNSEY) LIMITED whose registered address is at PO Box 175, Frances House, Sir William Place, St Peter Port, Guernsey GY1 4HQ (“Original Trustees”).

RECITALS

(A)	The Settlor Company has resolved to establish a trust for the benefit of the Specified Class as mentioned below and has with that object transferred, or intends forthwith to transfer, the assets specified in Schedule D to the Original Trustees.

(B)	The Original Trustees have agreed to act as the first trustees of this Trust.

(C)	This Trust shall be called the “Eros International plc Employee Benefit Trust” or such other name as the Trustee shall determine.

OPERATIVE PART

1.	Definitions and Interpretation

In this Deed, where the context admits, the Rules of Construction set out in Schedule A shall apply and the expressions defined in Schedule A shall have the meanings respectively ascribed to them in that schedule.

2.	Basic Trust

In default of and subject to and until any or every exercise of the power conferred on the Trustees by clause 3, the Trustees shall, until the Perpetuity Date, hold the Trust Fund and the income thereof upon the following trusts, with and subject to the following powers and provisions, namely:-

Income

2.1	The Trustees may accumulate all or any part of the income of the Trust Fund by investing the same in the manner hereby authorised and shall hold any accumulations so made as an accretion to the capital of the Trust Fund.

2.2	Subject thereto the Trustees shall pay, appropriate or apply the whole of the income of the Trust Fund (or any such part of the income of the Trust Fund as has not been accumulated in exercise of the power contained in clause 2.1) within 24 months of its arising (or by or upon the Perpetuity Date, if earlier) to or for the maintenance or otherwise for the benefit of all or any one or more of the Specified Class exclusive of the other or others of them and, if more than one, in such shares and proportions and in such manner generally as the Trustees think fit.

2.3	Any income accumulated in exercise of the power to accumulate contained in clause 2.1 may, notwithstanding its previous accumulation, be dealt with as income of the then current year.

Capital

2.4	Without prejudice to the overriding power of appointment contained in clause 3 or to the power to resort to accumulations contained in clause 2.3, the Trustees may pay, appropriate or apply any capital for the time being comprised in the Trust Fund to or for the maintenance or otherwise for the benefit of all or any one of more of the Specified Class exclusive of the other or others of them and, if more than one, in such shares and proportions and in such manner generally as the Trustees think fit and without prejudice to the generality of the foregoing the Trustees may sell any part of the Trust Fund to any one or more of the Specified Class on beneficial terms.

3.	Overriding Power of Appointment

3.1	In considering the exercise of the power contained in this clause, the Trustees shall pay particular attention to the restrictions contained in clause 6.

3.2	The Trustees (being if individuals at least two in number) may at any time or times not later than the Perpetuity Date, by any deed or deeds (revocable or irrevocable), appoint the Trust Fund and the income thereof (or any share or part thereof) upon such trusts in favour of all or any one or more of the Specified Class exclusive of the other or others of them and, if more than one, in such shares and proportions, with and subject to such powers and provisions for their respective maintenance, education, advancement or other benefit and in such manner generally as the Trustees think fit.

3.3	Without prejudice to the generality of the foregoing, the Trustees may, in any exercise of the power contained in clause 3.2, provide for:-

(a)	the accumulation of income during any lawful accumulation period applicable to this Trust;

(b)	powers and provisions of an administrative nature (whether or not the beneficial provisions of this Trust are effected by any such appointment);

(c)	discretionary trusts and powers to be executed or exercised by any person or persons, so that the exercise of this power of appointment may be delegated to any extent;

(d)	the conversion of this Trust (or any share or part of the Trust Fund) into any trust, scheme or arrangement enjoying special fiscal status in any jurisdiction in which any member of the Specified Class is employed or resident (including any practice or extra statutory concession); and

(e)	the transfer of the Trust Fund (or any share or part thereof) to the trustees of another trust or settlement the trustees of which are resident in any part of the world to be held by such trustees as an accretion to the trust property subject to that trust or settlement and as one fund therewith for all purposes, provided that the trusts, powers and provisions of that trust or settlement could have been provided for within this Trust by the Trustees in exercise of the power of appointment contained in clause 3.2 (together with any necessary exercise of the power to change the Proper Law contained in clause 11.3).

3.4	No appointment in exercise of the power contained in this clause shall be made and no such appointment previously made shall be revoked so as to affect any capital or income of the Trust Fund previously paid, transferred or applied to or for the benefit of any beneficiary under the trusts of clause 2.

4.	Ultimate Trust

Subject to all the trusts declared above and to the powers hereby or by law conferred, the Trust Fund shall be held on the Perpetuity Date as to both capital and income for such members of the Specified Class as shall then be living and if more than one in equal shares absolutely or, if none shall then be living, for the members of the Specified Class living at the date of this Trust in equal shares absolutely provided that if the amount to be paid to such members of the Specified Class would be less than an amount reasonably considered by the Trustees to be sufficient to justify the expenses of making such payments then the Trust Fund shall be held on Trust for such charity or charities as the Trustees may in their absolute discretion determine before the Perpetuity Date.

5.	Power to Alter the Specified Class

Subject to the general restrictions in clause 6, the Trustees (being if individuals at least two in number) may from time to time, at any time before the Perpetuity Date, by any deed or deeds (revocable or irrevocable) and made in respect of all or such share or part of the Trust Fund or the income thereof as is therein specified:-

5.1	declare that any individual or class of individuals shall cease to be a member or members of the Specified Class and thereupon such individual or class of individuals shall cease to be a member or members of the Specified Class in the same manner as if they had originally been expressly excluded therefrom, provided that the removal of any such individual or class of individuals shall not prejudice any previous payment or application of capital or income of the Trust Fund; and

5.2	declare that any individual or class of individuals shall be added to the Specified Class.

6.	General Restrictions

Notwithstanding anything contained elsewhere in this Trust:-

6.1	No capital or income of the Trust Fund shall in any circumstances whatsoever be lent to, transferred or applied for the benefit of any of the Excluded Persons and no power (whether beneficial or administrative) hereby or by law conferred on the Trustees nor any other provision of this Trust or implied by law (whether beneficial or administrative) shall be capable of being exercised or acted upon in any way which would or might benefit, either directly or indirectly, any of the Excluded Persons.

6.2	No powers (whether beneficial or administrative) hereby or by law conferred on the Trustees nor any other provisions of this Trust or implied by law (whether beneficial or administrative) shall be capable of being exercised or acted upon in any way which would or might:-

(a)	breach any rule against perpetuities applicable to this Trust; and/or

(b)	cause the trusts hereof to cease to be an employees’ share scheme within the meaning of Section 1166 of the Companies Act 2006 or within the meaning relevant for the Financial Services and Markets Act 2000 and regulations created under those Acts.

6.3	The Trustees shall not deal in shares or securities during any period where there are restrictions on dealing in such shares or securities, as stipulated by any relevant authority including (but not limited to) if restrictions apply during any close period relating to the Settlor Company as set out in the AIM rules or the Model Code of the London Stock Exchange Plc or any other share dealing code adopted by the Settlor Company.

7.	Reliance on Information

The Trustees may request rely upon and act upon any information or request given by a company within the Group but shall not be under any liability in respect thereof. The Trustees may rely on such information without further enquiry.

8.	Waiver of Dividends

The Trustees shall waive or otherwise forego any dividend or dividends due or to become due at any time or times in the future (to the extent that the Trust Fund is entitled to receive and retain such dividend or dividends pursuant to their rights as beneficial owner of securities or as otherwise entitled pursuant to any contractual arrangement or otherwise) in respect of any securities in a Group company for the time being comprised in the Trust Fund other than such part of the dividend (if any) as may be directed by the Company from time to time.

9.	Apportionment

All income received by the Trustees shall be treated as arising on the date of its receipt (notwithstanding that such income may have accrued wholly or partially before that date) and shall not be apportioned.

10.	Administration

The administrative and other powers, directions and provisions set out in Schedules B and C shall have effect as part of this deed and any power or entitlement therein contained shall (unless the contrary is expressly stated) be conferred on the Trustees. In exercising any such power or determining any particular Trustee’s entitlement to rely on any provision the Trustees shall pay particular attention to the restrictions contained in clause 6.

11.	Proper Law

11.1	Subject to and in default of any and every exercise of the power contained in clause 11.3, the Proper Law of this Trust shall be the law of England and Wales.

11.2	In considering the exercise of the powers contained in clauses 11.3 and 11.4, the Trustees shall pay particular attention to the restrictions contained in clause 6.

11.3	The Trustees shall have power at any time or times before the Perpetuity Date to declare that, from the date of such declaration or from any other later date specified in such declaration (and pending any future declaration in exercise of this present power if the same is subsisting), the Proper Law shall be changed to the law of some other state or territory in any part of the world not being any place under the law of which:-

(a)	any of the trusts, powers and provisions of this Trust would cease to be enforceable or capable of being exercised or taking effect; or

(b)	this Trust and any of its trusts, powers and provisions would be revocable.

11.4	So often as any declaration shall be made under clause 11.3, the Trustees (being if individuals at least two in number) may make such consequential alterations or additions in or to the trusts, powers and provisions of this Trust as the Trustees may consider necessary or desirable to ensure that the trusts, powers and provisions of this Trust shall (mutatis mutandis) be as valid and effective under the new Proper Law of this Trust as they are under the original Proper Law of this Trust.

12.	Rights and Liabilities of members of the Specified Class

12.1	No member of the Specified Class shall have:

(a)	any claim, right or entitlement whatever to any part of the Trust Fund or the income thereof except as expressly provided in this Trust or as such claim, right or entitlement may arise by virtue of the exercise of any power of appointment contained in this Trust; or

(b)	any claim, right or entitlement to call for accounts (whether audited or otherwise) from the Trustees in relation to the Trust Fund and the income thereof or to obtain any information of any nature from the Trustees in relation to the Trust Fund and the income thereof and in relation to the trusts and powers hereof.

12.2	The benefits which may from time to time be provided under this Trust shall not form part of any contract of employment between any company within the Group and any of its respective employees and shall not confer on any employee any legal or equitable rights against his employer either directly or indirectly nor give rise to any cause of action in law against his or her employer.

12.3	Money paid to or any other benefit conferred on any member of the Specified Class out of the capital or income of the Trust Fund shall not, save as may be required by law in respect of taxation) form part of his wages or remuneration or count as wages or remuneration for pension fund purposes.

12.4	Any member of the specified class who leaves the employment of any company within the Group shall not be entitled to any compensation for or by reference to any loss of any right or benefit or prospective right or benefit under this Trust which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

12.5	Unless they determine otherwise the Trustees shall require any member of the Specified Class in respect of any benefits which may from time to time be provided under this Trust to indemnify and keep indemnified on a continuing basis the Trustees, the Company and/or any member of the Group in respect of any Tax Liability arising as a result of that benefit on such terms as the Trustees think fit.

13.	Power to Amend and Release

Subject to the general restrictions in clause 6, the Trustees with the consent of the Company shall have the power until the Perpetuity Date:

13.1	to release any power conferred by this Deed or restrict its future exercise, notwithstanding that it may be a fiduciary power; and

13.2	to revoke or vary any of the powers of or add any clause to this Trust provided that:

13.3	no such revocation, variation or addition shall be made to clauses 2, 3, 4 and 6 and the definition of Excluded Person.

14.	Company not given Fiduciary Powers

Any power and discretion given to the Company or any member of the Group by this Trust (whether alone or jointly with any other person) is given to it for its own benefit and not in a fiduciary capacity. The Company or any member of the Group may exercise, or refrain from exercising, its powers under this deed at its discretion.

15.	Consultation

The provisions of the Trusts of Land and Appointment of Trustees Act 1996 Section 11(1) shall not apply to any land situated in England and Wales which may at any time be subject to the trusts of this Trust.

IN WITNESS whereof this document has been duly executed as a deed on the date first mentioned above.

SCHEDULE A

Definitions

“assets” means any investments, monies and property of any kind (tangible or intangible, movable or immovable and including land and buildings, securities, chattels and intellectual property), so that this expression shall be construed according to the widest generality and any reference in this Trust to any assets other than money shall include the proceeds of sale thereof.

“the Company” means the Settlor Company and any other corporation which in consequence of any reconstruction or amalgamation succeeds to substantially the whole of the Settlor Company’s undertaking or, if more than one such company, the company to which the greater proportion of the undertaking passes but if at any time there is no person that is the Company within this definition then any references to the Company having powers or being required to give consent shall be omitted when interpreting the operation of this Deed.

“the Continuing Trustees” has the meaning given to that term by paragraph 3.7 of Schedule C.

“corporation” means any body, public or private, incorporated anywhere in the world.

“deed” means a document made under seal or a document executed and delivered in accordance with the requirements of the jurisdiction under which it is made.

“the Employees” means all the individuals who are employees or former employees of the Company or any subsidiary of the Company (including part-time employees or former employees) and including any individuals who are salaried directors or former salaried directors of the Company (including part-time salaried directors or former salaried directors).

“the Excluded Persons” means:-

(a)	any Settlor and the spouse or civil partner of any individual who is a Settlor; and

(b)	any person who falls within section 13(2) of the Inheritance Tax Act 1984 who does not also fall within sections 13(3) or 13(4) of the Inheritance Tax Act 1984.

“Group” means the Company, any holding company of the Company and all subsidiaries of the Company.

“holding company” has the meaning given to that term by the Companies Act 2006.

“infant” means any individual under the age of 18 years.

“Outgoing Trustee” means a Trustee on his, her or its retirement, removal, death or (as the case may be) liquidation.

“the Perpetuity Date” means the date of expiration of the period of 125 years commencing with the date of this Trust (and so that the perpetuity period applicable hereto, instead of being of any other duration, shall be that period of 125 years), provided that the Trustees may at any time before the Perpetuity Date then in force, by deed or deeds, appoint that any earlier date (not being earlier than the date of such deed) shall be the Perpetuity Date.

“person” means any individual or corporation and shall be taken to include any charity (whether or not incorporated).

“the Proper Law” means the law to the exclusive jurisdiction of which the rights of all parties and persons beneficially interested hereunder and the construction and effect of all of the trusts, powers and provisions of this Trust shall be subject.

“securities” includes shares, stock, bonds, debentures and debenture stock and any interest of a member in the assets of a corporation.

“Settlor” means any person who by any assignment, conveyance, declaration of trust, direction, transfer or any other form of disposition has provided assets (directly or indirectly) in augmentation of the Trust Fund otherwise than for full consideration in money or money’s worth.

“the Specified Class” means (subject to any exercise of the powers to amend the Specified Class contained in this Trust) any of the following individuals who are not Excluded Persons, namely:

(a)	the Employees; and

(b)	the spouses, surviving spouses, civil partners and surviving civil partners, children or step-children under the age of 18 of the Employees.

“subsidiary” has the meaning given to that term by the Companies Act 2006.

“Tax Liability” means any amount of (or representing) taxes arising as a consequence of the appointment, payment, grant, exercise, disposal or release of any right, share or other interest or entitlement under or in connection with this Trust.

“taxes” means any tax, duty or other fiscal imposition including national insurance contribution charges and/or social security contributions and/or superannuation (or any similar employment or withholding tax or costs in a Relevant Territory) arising anywhere in the world.

“Trust” means the trust established by this Trust Deed.

“trust corporation” has the meaning given to that term by Section 68(18) of the Trustee Act 1925.

“Trust Deed” means this deed and the schedules hereto.

“the Trustees” means the Original Trustee and any other trustees or trustee for the time being of this Trust.

“the Trust Fund” means:-

(a)	the assets specified in Schedule D;

(b)	any assets added to the Trust Fund (including accumulation of income); and

(c)	the assets from time to time representing the same respectively.

Rules of Construction

1.	Words denoting one gender shall include all other genders.

2.	Words denoting the singular shall include the plural and vice versa.

3.

The table of contents and the headings in this Trust Deed are inserted for convenience only and shall have no legal effect nor shall they affect, in any way, the interpretation of any clause contained in this Trust Deed.

4.	Any reference to any enactment, statutory provision or regulation shall include the same as may from time to time hereafter be amended, modified, extended or re-enacted.

SCHEDULE B

Powers of Investment and Management

1.	Powers to Invest and Manage

1.1	Subject to paragraph 1.2 below and clause 6 of this Trust, power to invest or lay out trust monies in the acquisition of any assets of any kind situated anywhere in the world, whether or not jointly held with others and whether involving liability or producing income or not and to lend trust monies with or without security in such manner as the Trustees in their absolute discretion think fit as if they were absolutely beneficially entitled to such monies and without prejudice to the generality of the foregoing the Trustees shall be entitled to invest the whole or any share or any part of the Trust Fund in the purchase of or subscription for securities of the Company.

1.2	In exercising the powers conferred by paragraph 1.1, the Trustees shall not subscribe for securities in the Company at a price which, in their opinion, is more than the current market value of the securities at that time.

1.3	Power, in the management of the Trust Fund, to exercise all the rights and powers incidental to, and generally to act in relation to, any assets for the time being subject to the trusts of this Trust, in such manner as the Trustees in their absolute discretion think fit as if they were absolutely beneficially entitled to such assets.

1.4	Without prejudice to the generality of the foregoing, the Trustees shall have the following powers exercisable at their absolute discretion over the Trust Fund and every part thereof.

2.	Power to Retain or Vary Assets

2.1	Power to retain the Trust Fund (including any un-invested money) in its actual condition or state of investment for the time being, for so long as the Trustees think fit (notwithstanding that the whole or a substantial part of the Trust Fund may be producing no income or may consist of a single asset or securities of the Company or any other single corporation), so that the Trustees shall not be bound to have regard to any statutory or other requirement as to the diversification of assets.

2.2	Without prejudice to paragraph 2.1, power at any time to sell, call in or convert the Trust Fund or any part thereof into money and to change or vary any assets comprised therein within the range hereby or by law authorised.

3.	Corporations: Voting, Dissolution and Alteration of Security Holders’ Rights

Power to exercise in any manner (whether personally or by proxy) any voting or other rights attached to any securities subject to the trusts of this Trust and in particular (without prejudice to the generality of the foregoing) to wind-up or dissolve any corporation or alter any of the rights attached to any securities subject to the trusts of this Trust, whether in connection with a scheme of reconstruction or amalgamation or otherwise, and to accept or decline any offer to acquire securities pursuant to a general offer made by a person to acquire the whole of the issued share capital of the corporation in question.

4.	Corporations: Securities - Calls and Distributions

4.1	Power to apply any money subject to the trusts of this Trust in paying any calls or meeting any other payments whatsoever falling to be made in respect of any securities comprised in the Trust Fund.

4.2	Power to cause or permit any corporation, all or part of the securities of which are for the time being comprised in the Trust Fund or which is a subsidiary or sub-subsidiary of any such corporation, to retain the whole or any part of its profits.

4.3	Power to waive in whole or in part and on such terms as the Trustees think fit the right to receive any future dividends on any securities comprised in the Trust Fund.

5.	Borrowing

5.1	Power to borrow such money as the Trustees think fit for any of the purposes of this Trust (including for the purpose of investment) and including the power to receive additions to the Trust Fund that are repayable on demand. The Trustees may mortgage, charge or pledge any asset subject or intended to become subject to any of the trusts of this Trust as security for such borrowing.

5.2	No person lending money to the Trustees shall be concerned to enquire for what purpose such money is required, or that no more than is required is raised or otherwise as to its application.

6.	Lending

6.1	Power to lend any money forming the whole or any part of the Trust Fund to any person (other than an Excluded Person) anywhere in the world, upon such terms as to repayment and interest as the Trustees think fit.

6.2	Provided that it shall be a condition of this power being exercised so as to make a loan at anything less than full market interest, that the loan should be in favour of member of the Specified Class who for the time being is beneficially entitled to an interest in possession in the money lent or who would be so entitled if a specified condition is satisfied or who could become so entitled by the Trustees exercising a then subsisting power to create an interest in possession in the money in question in favour of such person.

7.	Share Incentives for Specified Class

7.1	Power to grant to any member of the Specified Class options, awards or other rights to acquire any securities of a Group company or any other assets comprised in the Trust Fund, for any period and subject to any conditions and for any consideration whatsoever as the Trustees think fit.

7.2	Power to accept additions to the Trust Fund, or agree to the provision of other forms of financial assistance, made on the condition that the Trustees will, if called upon to do so, consider any request of a Group company to transfer securities of a Group company (or any other assets as the case may be) to any member of the Specified Class to whom at the time of such addition:

(a)	the Company has previously granted an option, award or other right (under a long-term incentive plan or any other plan) to acquire securities of a company in the Group (or any other assets as the case may be); or

(b)

the Company intends to grant such an option, award or other right to acquire securities of any company in the Group (details of the option, award or right, in each case, having been supplied to the Trustees at or before the time of such addition) and who, at the time of such request, will have exercised the option or otherwise become entitled to the awards or right provided that the agreement between the Company (or any such other grantor) and the Trustees may provide that the Trustees’ obligation to act in accordance with such a request as is referred to above shall cease to the extent that the option, award or right is not granted within a specified period following the date of the relevant addition to the Trust Fund.

7.3	The agreement between the Company (or any such other grantor) and the Trustees pursuant to paragraph 7.2 may provide (without prejudice to the Trustees’ obligation to act in accordance with such a request as is referred to in paragraph 7.2) that the Trustees shall not be obliged to retain any securities of a Group company (or any such other assets as the case may be) within the Trust Fund in anticipation of any request which may in the future be received by them.

7.4	Power to enter into any agreement or contract with any company within the Group, any member or members of the Specified Class or the trustees for the time being of any scheme established by a Group company (to encourage or facilitate the acquisition of shares in a Group company by or for members of the Specified Class) or any other person on such terms and subject to such conditions as the Trustees in their absolute discretion think fit to enable members of the Specified Class or any of them to take up options over or to acquire shares in a Group company and (without prejudice to the generality of the foregoing) pursuant to or in furtherance of any such agreement:-

(a)	to borrow money, with the consent of the Company, from the Company or any other person on such terms as the Trustees at their absolute discretion shall think fit provided always that in relation to any borrowing from a Group company or an Excluded Person such borrowing shall be on such terms as would be no less favourable to the Trustees than between parties dealing at arm’s length; and

(b)	to purchase shares in a Group company (including from any member of the Specified Class) to be acquired by members of the Specified Class whether individually or jointly with the Trustee or any other person and whether pursuant to the terms of any option or options or any scheme established by a Group company to encourage or facilitate the acquisition of shares in a Group company by or for members of the Specified Class provided that the Trustees may not borrow money or incur any other liabilities in acquiring Group company shares without notifying the Company.

8.	Guaranteeing Debts and Other Liabilities

Power, upon such terms and conditions as the Trustees think fit, to guarantee and/or make any assets subject to any of the trusts of this Trust available as collateral security for the debts, liabilities or any other obligations of any beneficiary to or for the benefit of whom the Trustees could, under the beneficial provisions of this Trust at the date of provision of such guarantee and/or collateral security, have paid, transferred or applied the assets providing such collateral security or earmarked by the Trustees for meeting any liability under any such guarantee.

9.	Powers in respect of Corporations

Power to promote, underwrite or join with others in promoting or underwriting and approve, concur or acquiesce in or agree to and carry or join with others in carrying into effect any scheme proposal or offer for or leading to or being a step in:-

9.1	the incorporation or acquisition of any corporation anywhere in the world for any purpose (and the Trustees may accept, from any such corporation, consideration (in the form of the issue or transfer to the Trustees of any securities or in any other form as the Trustees think fit) in return for any assets vested in such corporation by the Trustees); or

9.2	the reconstruction of any company or corporation in whose securities the Trust Fund or any part thereof shall be for the time being invested; or

9.3	the amalgamation of any such company or corporation with any other company or corporation; or

9.4	the alteration of the rights attached to any investments or property subject to the trusts hereof or attached to any securities or other asset whatsoever having rights affecting any investments or property so subject; or

9.5	the exchange of any investments or property so subject for any other investments or property; or

9.6	the formation, re-organisation or financing of any company or corporation for the purpose of acquiring any investments or property so subject; or

9.7	the raising of any share or loan capital by any company including the Company provided always that in relation to the Company, the Trustees’ participation shall be on such terms as would by entered into between parties dealing at arm’s length notwithstanding that such action by the Trustees may impose increased or new liabilities or obligations on the Trustees; or

9.8	the obtaining from any Stock Exchange a quotation for any securities which or some of which are comprised in the Trust Fund (including for the avoidance of doubt obtaining a listing on PLUS or admission to trading on AIM) and sell or join with any other person or persons in selling or disposing of any securities.

10.	Life Assurance and Endowment Policies

10.1	Power to effect, acquire or join in effecting or acquiring any policy of assurance upon the life of any person (whether term, endowment, whole life or otherwise and whether with or without profits) and to apply any part of the capital or any income liable to be accumulated under the beneficial provisions of this Trust in payment of any premium for effecting or maintaining any such policy and to convert, exchange, surrender, exercise any option under or otherwise deal with such policy as if the Trustees were absolutely entitled thereto beneficially.

10.2	Without prejudice to the generality of paragraph 10.1, the Trustees may effect or acquire any policy of assurance upon the life of any Settlor who is an individual or any other person for the purpose of protecting the Trust Fund from depletion by reason of any possible claim for any taxes that may be payable in respect of the trust assets (under paragraph 17 of this Schedule) in the event of the death of any Settlor who is an individual or any such other person.

11.	Insurance

Power to effect or maintain any policy of insurance over all or any part of the assets subject to the trusts of this Trust against such risks and in such amount as the Trustees think fit and to apply any part of the capital or any income liable to be accumulated under the beneficial provisions of this Trust in payment of any premium for effecting or maintaining any such policy and to exercise any rights, options or powers conferred by or otherwise deal with such policy as if the Trustees were absolutely beneficially entitled thereto and to the asset insured.

12.	Nominees and Custodians

Power to allow or cause the whole or any part of the assets subject to the trusts of this Trust to be vested in the names or name of or held for safe keeping in the custody of some or one only of the Trustees or any other person or persons, on such terms and conditions as to remuneration and otherwise of any such nominee or custodian as the Trustees think fit.

13.	Delegation

13.1	Power to delegate and authorise the sub-delegation of all or any of the powers hereby or by law conferred on the Trustees, for any period and in any manner as the Trustees think fit, to some or one only of the Trustees or any other person or persons, on such terms and conditions as to remuneration and otherwise of any such delegate (or sub-delegate) as the Trustees think fit.

13.2	Without prejudice to the generality of paragraph 13.1 and paragraph 12 of this Schedule, the Trustees shall have power to appoint and remunerate investment advisers to manage all or any of the assets subject to the trusts of this Trust, to delegate to such investment advisers the Trustees’ discretions as to investment and changing the investment of the assets of the Trust Fund and to permit any assets managed by such advisers to be vested in the name or names of such advisers or any person nominated by such advisers as nominees of the Trustees.

13.3	Without prejudice to the generality of paragraph 13.1, the Trustees may permit any one or more of their number or any other person or persons to sign cheques on or orders to the Trustees’ bankers.

14.	Agents: General

Power to employ and remunerate any agents or independent contractors in any part of the world (including, without prejudice to the generality of this paragraph, accountants, bankers, lawyers, stockbrokers and valuers) to transact any business or to do any act or thing required to be transacted or done in the execution of the trusts of this Trust.

15.	To Take and Act Upon Professional Advice

15.1	Power to instruct and pay any lawyer, accountant or other professional advisor (where appropriate anywhere in the world) in respect of any matter in any way relating to this Trust and in all matters to act in accordance with such advice.

15.2	Nothing in paragraph 15.1 shall prevent the Trustees from applying for the directions of any Court of competent jurisdiction if they think fit.

16.	Disputes

16.1	Power to compromise, compound, abandon or otherwise settle any debt, account, claim or other dispute relating to the Trust Fund.

16.2	Power, without first obtaining the directions of a Court of competent jurisdiction, to institute, prosecute and defend any suits, actions or proceedings affecting this Trust or to submit any dispute to arbitration or to the determination of any expert as the Trustees think fit.

16.3	Nothing in paragraphs 16.1 and 16.2 shall prevent the Trustees from applying for the directions of any Court of competent jurisdiction if they think fit.

17.	Taxes and Duties

17.1	Power to pay any taxes or other fiscal duties for which the Trustees may be liable, notwithstanding that some other person or persons may also be liable or that payment of such liabilities cannot be legally enforced against the Trustees and/or the assets subject to the trusts of this Trust.

17.2	Power to accept any assets which may be transferred to or otherwise vested in the Trustees on terms that any taxes attendant upon such disposition (whether immediate or deferred and wherever in the world arising) shall be paid out of and borne by the assets in question or any other assets held upon the same trusts as those assets as the Trustees think fit.

17.3	Power to make or join in any election for relief from or deferment of any taxes attendant upon any disposal (actual or deemed) of an asset to, from or by the Trustees (including, without prejudice to the generality of the foregoing, any election to hold-over chargeable gains for the purposes of United Kingdom capital gains tax).

18.	Receipts

18.1	Power to pay or transfer any capital or income payable or transferable to an infant beneficiary to any parent or guardian of the beneficiary or, if the beneficiary has attained the age of 16, to the beneficiary himself without seeing to its further application and the receipt of any such payee or transferee shall be a good discharge to the Trustees accordingly.

18.2	The receipt of any person who purports to be the treasurer or other proper officer of any charity or non-charitable unincorporated body shall be a sufficient discharge to the Trustees in respect of any asset payable or transferable to the charity or non-charitable unincorporated body under this Trust.

19.	Appropriation

Power at any time to appropriate any assets comprised in the Trust Fund in, or towards satisfaction of, any share or interest therein upon the Trustees making such valuations as they think fit and without the necessity of obtaining the consent of any beneficiary to such appropriation.

SCHEDULE C

The Office of Trustee

Rights and Immunities

1.	Width of Discretions

Every power (whether beneficial or administrative) hereby or by law conferred on the Trustees, shall confer on the Trustees an absolute discretion and no beneficiary shall be entitled to compel, control or otherwise interfere with the exercise by the Trustees of any such power.

2.	Release or Restriction of Powers

The Trustees may release or restrict the future exercise of any power (whether beneficial or administrative) hereby or by law conferred on the Trustees, notwithstanding the fiduciary nature of such power.

3.	Indemnity

3.1	The Trustees shall be entitled to a full indemnity out of the capital and/or income of the Trust Fund in respect of any costs, expenses or any other liabilities of whatsoever nature (including any taxes for which they are liable) incurred by them in or about the execution of the trusts and powers of this Trust unless such liabilities are attributable to fraud, negligence or misconduct on the part of the Trustee who or which is seeking to rely on this indemnity.

3.2	The Trustees shall, so far as possible, ensure that any liability under any right of indemnity asserted by them under paragraph 3.1 shall be satisfied at the expense of the share or part of the capital and/or income of the Trust Fund in respect of which such liability arose.

3.3	The Company hereby agrees that, save to the extent that these are covered by insurance or may be met out of the Trust Fund, it will at all times keep the Trustees and each of them indemnified against any costs, expenses or any other liabilities of whatsoever nature (including any taxes for which they are liable) incurred by them in or about the execution of the trusts and powers of this Trust unless such liabilities are attributable to fraud, negligence or misconduct on the part of the Trustee who or which is seeking to rely on this indemnity.

3.4	Subject to paragraph 3.2, the Trustees shall be entitled (if they think fit) to assert a lien over the capital and/or income of the Trust Fund, or any part thereof, in order to secure the right of indemnity conferred by paragraph 3.1 or, at their election, to release such capital and/or income or part thereof subject to the recipient granting to them (and their successors and assigns) such equitable charge over the released assets securing such right of indemnity as the Trustees deem fit.

3.5	The rights of indemnity conferred by paragraph 3.1 shall endure to an Outgoing Trustee following the retirement, removal, death or (as the case may be) liquidation of a Trustee, to the extent that an Outgoing Trustee shall be entitled to assert the same rights of indemnity in respect of costs, expenses or other liabilities of whatsoever nature (including any taxes) for which the Outgoing Trustee would have been entitled to assert under paragraph 3.1 had the Outgoing Trustee remained in office as a trustee of this Trust at the time when the right of indemnity is asserted.

3.6	Except to the extent of any claim to indemnity under paragraph 3.5 of which the Trustees shall have received written notice from an Outgoing Trustee, the Trustees shall be under no obligation whatsoever to retain any part of the capital and/or income of the Trust Fund under their custody or control in order to preserve the right of indemnity of any Outgoing Trustee under that paragraph.

3.7	Without prejudice to the generality of the above sub-paragraphs an Outgoing Trustee may as a condition of retirement from office as a trustee of this Trust require that the continuing trustees of this Trust (“the Continuing Trustees” which expression shall include any new trustee or trustees intended to be appointed in connection with the Outgoing Trustee’s retirement) enter into an express indemnity covenant.

3.8	At any time or times when one or more of the Trustees have entered into a covenant with or for the benefit of an Outgoing Trustee of the kind referred to in paragraph 3.7 such one or more of the Trustees shall be entitled to require as a condition of the appointment of any new or additional trustee to office as a trustee of this Trust that the additional trustee shall enter into a covenant with or for the benefit of the Outgoing Trustee to the like effect as the covenant previously given by such one or more of the Trustees.

4.	Exclusion of Liability

4.1	In the professed execution of the trusts and powers of this Trust, no Trustee or member or officer of any corporation which is a Trustee of this Trust shall be liable for any loss to the Trust Fund arising by reason of any improper investment made or retained in good faith or for the negligence or fraud of any agent, nominee, delegate or sub-delegate appointed by or with the authority of the Trustees or any of them (notwithstanding that the appointment of any such agent, nominee, delegate or sub-delegate was not strictly necessary or expedient) or by reason of any mistake or omission made in good faith by any Trustee or by reason of any other matter or thing whatsoever, except fraud or wrongdoing on the part of the Trustee or other person who is sought to be made liable.

4.2	Without prejudice to the generality of paragraph 4.1, in any case where (pursuant to the powers conferred on them by paragraphs 12 to 14 inclusive of Schedule B hereto) the Trustees have appointed an investment adviser, the Trustees shall not be liable for any loss arising out of the failure of the investment policy implemented by or at the direction of such person.

5.	Supervision of Officers of Corporations

The Trustees shall not be bound or required to interfere in the management or conduct of the business of any corporation anywhere in the world subject to the trusts of this Trust, even though the Trustees control the whole or the majority of the securities of such corporation (or of any parent corporation thereof) and, so long as the Trustees shall have no notice of any act of dishonesty or misappropriation of assets or other wilful misconduct on the part of the officers or employees having the management of any such corporation, the Trustees shall be at liberty to leave the conduct of its business (including the payment or non-payment of dividends) wholly to such officers or employees.

6.	Charging Powers

6.1

Any of the Trustees who shall be an individual engaged in any profession or business, either alone or in partnership, shall be entitled to charge and be paid all professional or other proper charges for business done, time spent or services rendered by him or his firm in connection with the trusts of this Trust, whether or not within the usual scope of his or his firm’s profession or business and including acts which a trustee not being in any profession or business could have done personally.

6.2	Any trust corporation or other corporate trustee which is a Trustee shall be entitled to charge and be paid such fees for its services as may be agreed at the time of its appointment by the Company or other such person or persons appointing it and the terms and conditions relating to its appointment may include provision for the subsequent variation of such fees from time to time with the agreement of such person or persons as may therein be specified for the purpose of approving any such variation. Failing such agreement such trust corporation or other corporate trustee shall be entitled to charge according to its standard terms and conditions and scale fees as may be in force from time to time.

7.	Incidental Profits

7.1	Any Trustee or any member or officer of any corporate trustee of this Trust may act as an officer or employee of any corporation (or of any subsidiary or sub-subsidiary of such corporation) the securities of which are comprised in the Trust Fund and may retain any remuneration or other benefits which he may receive by virtue of such office or employment, notwithstanding that any votes or other rights attaching to such securities have been instrumental (either by virtue of their being exercised or omitted to be exercised) in procuring or maintaining (directly or indirectly) that person in such remunerated office or employment.

7.2	Any Trustee shall be entitled to retain any brokerage or commission paid by any broker, agent or insurance office to the Trustee (or his firm) in connection with the acquisition or dealing with any assets, or the effecting of or payment of any premium on any policy, subject or intended to become subject to any of the trusts of this Trust.

7.3	Any Trustee or any firm or corporation of which a Trustee is a member, officer or employee which carries on the business of banking, may act as banker to this Trust on the same terms as are offered to any ordinary customer without being liable to account for any profits arising therefrom.

8.	Conflicts of Interest

8.1	Subject to paragraph 8.2, any of the Trustees may join in exercising any of the powers hereby or by law conferred on the Trustees (whether of a beneficial or administrative nature), notwithstanding that the Trustee may have some other interest (either personally or in some other fiduciary capacity) in the manner or result of exercising such power, so long as there is at least one Trustee with no interest other than as a trustee of this Trust (as regards the power in question).

8.2	If a Trustee (whether acting personally or in some other fiduciary capacity) wishes to buy any asset from, sell any asset to or exchange any asset with the Trustees, then the Trustees shall not enter into any such transaction without having first been independently advised, by a person whom they consider to be a properly qualified expert having regard to the nature of the proposed transaction, that they will receive full consideration in money or money’s worth upon such sale, purchase or exchange.

Appointment

Persons Who May Serve as Trustees

Any individual or corporation may be appointed and serve as a Trustee wherever such individual or corporation is resident and/or domiciled and wherever the administration of this Trust is carried on.

There shall be no requirement to appoint a new Trustee solely by virtue of a Trustee remaining out of the United Kingdom for any period.

Number of Trustees

Subject to any express provision of this Trust to the contrary, any outgoing Trustee shall obtain a complete discharge from the trusteeship notwithstanding that there will be only one Trustee of this Trust (whether or not being a trust corporation) following the retiring Trustee’s retirement and, without prejudice to any requirement under the Proper Law that an additional Trustee be appointed in order to give a good receipt for capital money when it arises, a single Trustee (whether or not being a trust corporation) may act for all the purposes of this Trust.

The number of trustees of this Trust shall not exceed four.

The Company shall not be appointed as a trustee of this Trust.

Power of Appointment, Removal and Retirement of Trustees

The power of appointing new trustees of this Trust shall be exercisable by deed and shall be vested in the Company.

The Company may at any time remove a Trustee giving one month’s written notice (or such other period as may be agreed with the Trustees) provided that the Company shall at the same time appoint a new or replacement Trustee of a sole Trustee being so removed.

A Trustee may at any time retire upon giving three months’ written notice to the Company or other person having the power to appoint Trustees.

An Outgoing Trustee shall execute all documentation required to effect its retirement or resignation including all such documentation to effect the transfer of all assets forming part of the Trust Fund to the new or continuing Trustees.

SCHEDULE D

Initial Trust Fund

£10

EXECUTED above on behalf of	)
EROS INTERNATIONAL PLC	)
acting by a director,	)
in the presence of:	) Director

Witness name

Witness signature

Witness address

Witness occupation

EXECUTED above on behalf of	)
ARDEL TRUST COMPANY (GUERNSEY) LIMITED	)
acting by a director,	)
in the presence of:	) Director

Witness name

Witness signature

Witness address

Witness occupation